Monthly Insights July 2014	The China Fund, Inc. (CHN)

Data as of 7/31/14

Manager’s Commentary

Market Review

The Chinese equity markets had a strong run in July, encouraged by the sustained positive macroeconomic data. The HSBC/Markit Purchasing Managers' Index ("PMI") for China increased from the final June figure of 50.7 to 51.7 in July, which was higher than the market consensus of 51. There was also positive news on State Owned Enterprise ("SOE") reform and the People's Bank of China provided a RMB 1 trillion loan to China Development Bank for supporting the redevelopment of rundown urban areas. Share prices of Chinese property stocks rallied on signs of policy easing. Investors showed interest in buying Chinese shares, such as insurance, banking and other large-cap names.

In Taiwan, the TWSE index held up in July with the support of a series of positive macroeconomic numbers and robust June export orders. Despite the moderation from May's level of 58.3, the June PMI for new export orders came in at 57.5, well above the expansion/contraction line of 50. Therefore, the outlook for exports remains intact for the next few months.

Fund Review

The Fund underperformed the benchmark, MSCI Global Dragon Index, for the month. Stock selection in the industrials sector and being underweight to the financials sector detracted the most from relative returns, while stock selection in financials was the largest contributor. Two of the main detractors for the month were Beijing Enterprise and China Mobile. While Beijing Enterprise was the main contributor in June, it became the main detractor in July. There was no specific or material news on the company, and its earnings visibility remains intact. With respect to China Mobile, the Fund does not own the stock, and was hurt by its relatively strong performance during the month, as well as its relative weight in the benchmark. Conversely, the main contributor for the month was China Minsheng Bank, which is well positioned to capture the small and medium enterprise ("SME") market in China. Its share price was supported by recent selective policy easing that should favor certain sectors such as SME. In addition, Merida Industry, a bicycle design, manufacturing and sales company based in Taiwan, was one of the top contributors to relative performance. The company delivered solid second quarter sales figures as a result of strong demand from the developed markets. Momentum from Europe and the United States was able to offset weaker than expected growth in China.

Key Transaction

Key transactions for the month were to trim the exposure to Mediatek on weaker near term fundamentals upon the market transition from 3G to 4G products and to initiate a position in Cathay Financial, a financial stock based in Taiwan. We expect the performance of Taiwan financials to catch up with the rest of the Taiwan market, driven by earnings revisions, potential fund flow rotation and potential cross-strait developments in September.

Outlook

We believe that news on reforms in addition to the positive sentiment ahead of the launch of the Shanghai- HK Stock Connect will continue to drive Chinese and Hong Kong equities. On the macroeconomic front, we expect a relatively stable environment with continued policy support in selective areas by the Chinese government. On the corporate side, earnings for the first half of 2014 are scheduled to be announced over the next two months and are likely to be mixed. However, the earnings outlook is expected to improve in the second half of 2014, which should help underpin share prices. While the rebound has been relatively strong for some large cap H-shares, we would also expect Hong Kong stocks to catch up over time.

In terms of strategy, following the strong recent performance, we would consider to selectively lock in profits and rotate into laggards. Meanwhile, we would continue to look for opportunity to increase exposure in selective sectors such as consumer and industrials.

In Taiwan, we believe the economic recovery is firm and promising, especially the recovery of industrial production and domestic demand. We expect the positive economic momentum will last throughout 2014, as stronger export growth in 2H2014 is likely, with the traditional peak season for the electronics sector.

In Brief

Fund Data

Description	Seeks to achieve long-term capital appreciation through investment in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$387.51
Market Cap (in millions)	$346.26
Distribution Frequency	Annually
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA

Performance (US$ Returns) As of July 31,2014
	Fund	MSCI Golden Dragon Index
One Month	3.61%	5.30%
Three Months	10.12%	13.51%
One year	20.63%	20.11%
Three years % pa	3.97%	5.68%

Net Asset Value / Market Price

Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 7/31/14)	$24.71 / $22.08

High / Low Ranges (52-Week)

High / Low NAV	$26.60 / $21.65
High / Low Market Price	$26.60 / $19.47
Premium/Discount to NAV (as of 7/31/14)	-10.64%

Fund Data (Common Shares)

Shares Outstanding	15,682,029

Fund Managers

Christina Chung,
CFA

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Average Annual Returns
	One Month	Three Months	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	3.61%	10.12%	7.25%	20.63%	3.97%	10.65%	15.75%	11.14%
Market Price	4.30%	11.18%	6.10%	24.76%	4.19%	9.94%	13.29%	10.17%
MSCI Golden Dragon Index	5.30%	13.51%	9.65%	20.11%	5.68%	7.94%	11.17%	n/a

Calendar Year Returns
	2006	2007	2008	2009	2010	2011	2012	2013	YTD
NAV	57.10%	86.20%	-46.95%	72.82%	27.25%	-24.37%	12.07%	17.03%	7.25%
Market Price	65.67%	50.24%	-40.65%	72.19%	23.60%	-27.51%	20.46%	11.48%	6.10%
MSCI Golden Dragon Index	39.50%	37.97%	-49.37%	67.12%	13.60%	-18.36%	22.65%	7.25%	9.65%

Past performance is not a guide to future returns.

Returns are annualized, except for periods or less than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at July 31,2014. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation	Fund	Benchmark1
Information Technology	28.8%	22.8%
Financials	23.9%	37.2%
Consumer Discretionary	13.9%	7.8%
Industrials	10.7%	6.1%
Energy	6.2%	6.6%
Consumer Staples	2.4%	3.3%
Health Care	1.0%	0.8%
Materials	1.0%	4.3%
Telecom Services	0.0%	6.6%
Utilities	0.0%	4.5%
Cash & Equivalents	12.1%	0.0%

Country Allocation	Fund
Hong Kong	55.6%
Hong Kong Red Chips	9.4%
Hong Kong 'H' shares	22.5%
Other Hong Kong securities	23.7%
Taiwan	24.4%
Equity linked securities ('A' shares)	7.9%
China 'A & B' shares	0.0%
Singapore	0.0%
Direct	0.0%
Cash & Equivalents	12.1%

Top 10 Holdings
China Minsheng Banking Corp., Ltd.	5.8%
Beijing Enterprises Holdings, Ltd.	3.8%
Hong Kong Exchanges and Clearing, Ltd.	3.3%
Taiwan Semiconductor Manufacturing Co., Ltd.	3.2%
PetroChina Co., Ltd.	3.2%
Sun Hung Kai Properties, Ltd.	3.1%
Delta Electronics, Inc.	3.1%
Hutchison Whampoa, Ltd.	3.0%
Li & Fung, Ltd.	3.0%
Tong Hsing Electronic Industries, Ltd.	2.8%

Portfolio Characteristics	Fund	Benchmark1
P/E Ratio	13.6	13.1
P/B Ratio	1.7	1.6
Issues in Portfolio	50	n/a
Average Dividend Yield (%)	2.6	2.9

1. MSCI Golden Dragon Index

The China Fund, Inc.

Distribution History (10 years)

Declaration Date	Ex-dividend date	Record date	Payable date	Distribution/ Share	Income	Long-term Capital	Short-term Capital
13-Dec-13	19-Dec-13	23-Dec-13	27-Dec-13	3.3140	0.4387	2.8753	0.0000
10-Dec-12	20-Dec-12	24-Dec-12	28-Dec-12	3.2517	0.3473	2.9044	0.0000
8-Dec-11	21-Dec-11	23-Dec-11	29-Dec-11	2.9964	0.1742	2.8222	0.0000
8-Dec-10	21-Dec-10	24-Dec-10	29-Dec-10	2.2742	0.3746	1.8996	0.0000
9-Dec-10	22-Dec-09	24-Dec-09	29-Dec-09	0.2557	0.2557	0.0000	0.0000
8-Dec-08	22-Dec-08	24-Dec-08	23-Jan-09	5.8174	0.4813	5.3361	0.0000
7-Dec-07	19-Dec-07	21-Dec-07	25-Jan-08	12.1200	0.2800	9.0000	2.8400
8-Dec-06	19-Dec-06	21-Dec-06	29-Dec-06	4.0117	0.2996	2.7309	0.9812
9-Dec-05	19-Dec-05	21-Dec-05	29-Dec-05	2.5119	0.2172	2.2947	0.0000
13-Dec-04	20-Dec-04	22-Dec-04	7-Jan-05	3.5701	0.1963	3.2664	0.1074

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of US $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Index Descriptions

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

CUSIP Number	Security Description	Cost Base	Base Market Value	Shares	% of Net Assets
B57JY2909	China Minsheng Banking Corp., Ltd.	19,750,925.00	22,565,761.00	21,671,100	5.8
608169900	Beijing Enterprises Holdings, Ltd.	12,981,141.00	14,716,953.00	1,683,500	3.8
626735906	Hong Kong Exchanges and Clearing, Ltd.	10,237,199.00	12,923,909.00	576,300	3.3
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	8,470,505.00	12,568,232.00	3,115,000	3.2
622657906	PetroChina Co., Ltd.	9,815,518.00	12,562,696.00	9,564,000	3.2
685992000	Sun Hung Kai Properties, Ltd.	11,222,014.00	11,977,523.00	788,000	3.1
626073902	Delta Electronics, Inc.	5,764,359.00	11,835,409.00	1,723,000	3.1
644806002	Hutchison Whampoa, Ltd.	9,422,255.00	11,486,107.00	839,000	3.0
628625907	Li & Fung, Ltd.	10,308,879.00	11,435,338.00	8,538,000	3.0
B1L8PB906	Tong Hsing Electronic Industries, Ltd.	9,584,674.00	10,821,087.00	2,067,000	2.8
B3WH02907	Hermes Microvision, Inc.	7,867,215.00	10,629,220.00	269,000	2.7
BMMV2K903	Tencent Holdings, Ltd.	3,414,113.00	10,354,985.00	625,500	2.7
658444906	Merida Industry Co., Ltd.	7,537,957.00	9,936,478.00	1,260,000	2.6
B01FLR903	Ping An Insurance (Group) Company of China, Ltd.	9,814,375.00	9,890,269.00	1,153,500	2.6
17313A533	Gree Electric Appliances, Inc. Access Product (expiration 01/16/15)	6,453,442.00	9,014,391.00	1,838,546	2.3
B2R2ZC908	CSR Corp., Ltd.	7,344,184.00	8,819,943.00	9,765,000	2.3
B1DYPZ905	China Merchants Bank Co., Ltd.	9,119,881.00	8,813,115.00	4,312,000	2.3
635186901	Digital China Holdings, Ltd.	14,791,043.00	8,761,995.00	8,865,000	2.3
671815900	Qingling Motors Co., Ltd.	8,718,221.00	8,706,628.00	28,960,000	2.2
674347901	Semiconductor Manufacturing International Corp.	8,495,182.00	7,950,025.00	86,779,000	2.1
B1G1QD902	Industrial & Commercial Bank of China, Ltd.	7,482,240.00	7,876,966.00	11,432,000	2.0
600245005	ASM Pacific Technology, Ltd.	7,835,217.00	7,618,654.00	717,000	2.0
645166901	Largan Precision Co., Ltd.	3,199,595.00	7,458,611.00	96,000	1.9
B00G0S903	CNOOC, Ltd.	8,105,571.00	7,341,281.00	4,105,000	1.9
B58J1S907	Chailease Holding Co., Ltd.	6,171,925.00	7,169,115.00	2,711,200	1.9
99ZMCS903	Kweichow Moutai Co., Ltd. Access Product (expiration 10/26/15)	6,455,481.00	6,810,723.00	262,090	1.8
663094902	China Everbright International, Ltd.	2,622,673.00	6,379,809.00	4,736,000	1.6
620267906	Advantech Co., Ltd.	1,978,620.00	4,962,937.00	632,000	1.3
B5M70F906	Primax Electronics, Ltd.	4,778,725.00	4,958,465.00	3,174,000	1.3
637248907	MediaTek, Inc.	3,270,413.00	4,425,782.00	283,000	1.1
B236JB905	Tiangong International Co., Ltd.	5,449,043.00	4,029,806.00	18,480,000	1.0
635415904	Epistar Corp.	4,346,155.00	3,987,796.00	1,812,000	1.0
ACI009HH0	China Suntien Green Energy Corp., Ltd.	4,612,718.00	3,959,200.00	12,785,000	1.0
913BMZ902	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 06/30/15)	3,600,309.00	3,920,723.00	541,933	1.0
642566905	Cathay Financial Holding Co., Ltd.	3,865,445.00	3,851,908.00	2,292,000	1.0
B633D9904	Zhongsheng Group Holdings, Ltd.	3,919,603.00	3,812,297.00	2,996,500	1.0
B0PH5N900	Dongfeng Motor Group Co., Ltd.	3,527,820.00	3,780,775.00	2,108,000	1.0
17314W591	Jiangsu Hengrui Medicine Co., Ltd. Access Product (expiration 01/16/15)	3,554,120.00	3,731,739.00	696,350	1.0
665157905	Comba Telecom Systems Holdings, Ltd.	7,615,377.00	3,625,525.00	11,150,000	0.9
B16NHT900	Shui On Land, Ltd.	4,771,127.00	3,535,306.00	13,172,500	0.9
ACI07WMD5	China International Travel Service Corp., Ltd. Access Product (expiration 08/25/15)	3,801,918.00	3,430,121.00	626,632	0.9
ACI0873X6	Shanghai Jahwa United Co., Ltd. Access Product (expiration 06/12/17)	2,654,660.00	2,643,274.00	460,100	0.7
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910.00	2,462,436.00	47,710,000	0.6
42751U205	Hermes Microvision, Inc. GDR	1,368,073.00	1,850,440.00	46,900	0.5
85799F003	Repurchase Agreement with State Street Bank and Trust, dated 07/31/14, 0.00%, due 08/1/14, proceeds $1,345,000; collateralized by U.S. Treasury Note, 1.50%, due 08/31/18, valued at $1,350,025.	1,322,000.00	1,322,000.00	1,322,000	0.3
B5SRR0900	Shanghai Jahwa United Co., Ltd. Access Product (expiration 01/16/15)	1,113,416.00	1,112,807.00	193,700	0.3
ACI0090H8	Zong Su Foods	15,000,034.00	0.00	2,677	0.0

Important Information

Source: State Street Bank and Trust Company, IDS GmbH-Analysis and Reporting Services, a subsidiary of Allianz SE.

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, invest¬ments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund’s annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund’s website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund’s holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2014 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	AGI-2014-07-31-10289 | CHN-0714